                                                                                 Form 52-109FT2 -

                                 Certification of Interim Filings during Transition Period

We, Malcolm P. Burke, Chief Executive Officer and Simon J. Anderson, Chief Financial Officer of SHEP
Technologies Inc. (the "Issuer"), certify that:

1.     We have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109
Certification of Disclosure in Issuers' Annual and Interim Filings) of SHEP Technologies Inc., for the
interim period ending June 30, 2004;

2.     Based on our knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

3.     Based on our knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the Issuer, as of the date and for the periods presented in the interim filings.

Date: August 30, 2004

Malcolm P. Burke Malcolm P. Burke Chief Executive Officer	Simon J. Anderson Simon J. Anderson Chief Financial Officer